EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in: (i) The Registration Statements (Form S-8 No. 33-47297), (Form S-8 No. 33-65542), (Form S-8 No. 33-79908), (Form
S-8 No. 33-93476), and (Form S-8 No. 33-10155) pertaining to the 1988 Restricted Stock Plan and to the 1991 Directors Stock Option Plan of Matrix Pharmaceutical, Inc.; and (ii) the Registration Statement (Form S-3 No. 33-88514) of Matrix Pharmaceutical, Inc. for the registration of 1,333,400 shares of its common stock, of our report dated January 28, 1997, with respect to the consolidated financial statements of Matrix Pharmaceutical, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1996.

                                                  /s/ Ernst & Young LLP
                                                  -------------------------
                                                      Ernst & Young LLP


Palo Alto, California
March 24, 1997